CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128833 on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of American Community Bank 401(k) Profit Sharing Plan for the year ended December 31, 2006.

Dixon Hughes PLLC

Charlotte, North Carolina

June 28, 2007